Filed Pursuant to Rule 433

Registration No. 333-184308

January 22, 2014

CNL Growth Properties, Inc. (the “Company”) filed a registration statement on Form S-11 (including a prospectus) with the Securities and Exchange Commission (the “Commission”) on October 5, 2012; and the registration statement was declared effective on August 19, 2013 for the offering to which this communication relates. Before you invest in the Company’s securities, you should read the prospectus in the registration statement, as supplemented, and all other documents the Company has filed with the Commission for more complete information about the Company and its offering. You may obtain these documents free of charge by visiting EDGAR on the Commission’s website at www.sec.gov, or at the Company’s website at www.CNLGrowthProperties.com.

CGP Valuation Webinar Script

January 22, 2014

Moderator Name:

Moderator

Welcome to the CNL Growth Properties’ valuation conference call. On the call today will be Scott Hall, Senior Vice President of Operations, Rosemary Mills, Senior Vice President and Chief Financial Officer, and John Starr, Senior Vice President and Chief Portfolio Management Officer. Statements made during this call will include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about financial guidance, business strategies, market potential and future financial performance. Such forward-looking statements are subject to numerous assumptions, uncertainties, and known or unknown risks, which could cause actual results to differ materially from the expectations and assumptions discussed here today. Listeners are cautioned that these forward-looking statements are neither promises nor guarantees and are only made as of the date of this call. The Company undertakes no obligation to update or revise the information provided on this call as a result of new information or future results or developments.

As with any investment, investing in CNL Growth Properties is subject to risks and uncertainties that you should carefully consider. The valuation information that we will be discussing today is a point-in-time estimate based on numerous inputs and data which vary over time and may be subjective. Valuations and appraisals of real estate properties are only estimates of fair market value and may not necessarily correspond to realizable value upon the sale of such properties or the amount that shareholders will receive upon liquidity of their investment.

Additional information is available in filings with the SEC, which also may be accessed through the Company’s website at www.cnlgrowthproperties.com. Each listener is encouraged to review those filings together with all other information provided therein.

We will conduct a question and answer session at the end, and instructions will be provided at that time. I will now turn the call over to Scott Hall.

Overview

Good morning/afternoon and thank you for joining us today. CNL Growth Properties is a real estate investment trust that is focused on owning growth-oriented commercial real estate. Due to favorable industry and market data, our focus is principally on the development of multifamily apartment communities in growth-oriented markets.

We commenced our first stock offering in October of 2009 and officially commenced operations at the beginning of April 2010 after receiving the required minimum investment to break escrow. Our initial offering closed in April 2013. We commenced a follow-on offering in August 2013. As of December 31, 2013, we had raised $147 million from our stock offering and made investments directly, or through joint ventures in which we own a majority stake, in properties with a total capitalized cost (or development budget) of over $400 million — approximately three-fourths of which is attributable to CNL Growth Properties’ projected investment. The majority of assets are multifamily apartment communities that are either newly constructed or under development. Our most recent determination of estimated net asset valuation for the REIT was performed as of December 31, 2013.

As of today, CNL Growth Properties has invested in 12 assets in 5 states. We own interests in 11 Class A multifamily development properties. Three of the properties are operational with development complete or substantially complete, and 8 of the properties are under development. We also own a multi-tenant, three-building office complex that is under contract for sale.

Estimated NAV

We conducted our first valuation as of June 30, 2013, in order to establish an offering price per share for the purchase of shares of our common stock in our follow-on offering that commenced in August 2013. At that time, we engaged CBRE Capital Advisors, Inc. (“CBRE”), an independent investment banking firm, to conduct property level and aggregate valuation analyses and to provide a report containing among other things, a range for net asset value per share of our common stock as June 30, 2013. On the basis of the valuation report provided by CBRE, our Board unanimously approved $9.76 as the estimated net asset value per share of our Company’s common stock as of June 30, 2013, and an offering price of $10.84 per share for the Offering.

In December 2013, our Board of Directors led by the Valuation Committee, which is comprised solely of independent Directors, considered the merits of establishing a December 2013 NAV and concluded that an updated valuation as of December 31, 2013, would be in the best interest of our Company and its stockholders going forward by establishing a regular, year-end schedule for determination of the net asset value of our common shares as recommended by the Investment Program Association (or “IPA”) Guidelines, which were published in early 2013. The IPA Guidelines may or may not comply with FINRA or ERISA requirements.

Consistent with our June 2013 valuation, when conducting our December 2013 valuation, we estimated our net asset value per share consistent with the valuation guidelines established by the IPA. Because of CBRE’s familiarity with our Company’s business model and portfolio of assets, our Valuation Committee and Board believed it was in the best interest of our Company and stockholders to engage CBRE as our valuation expert for our December 2013 valuation. CBRE commissioned MAI-certified appraisals for each property from the CBRE Appraisal Group. The estimated value for real estate assets was determined utilizing a discounted cash flow approach and did not include any enterprise or portfolio premium.

The values of other assets and liabilities such as cash, prepaid assets and accounts payable were based on the book values derived from our most recently available internal financial reports as adjusted for estimated activity through December 31, 2013. I would now like to turn the call over to John Starr, our Chief Portfolio Management Officer to discuss the valuation methodology in more detail.

Methodology for Real Estate

To estimate the value of our real estate assets, which is by far the most significant component of the overall net asset value, our properties were split into three categories: (i) operating assets, (ii) development projects and (iii) assets held for sale.

Our three operating assets were valued based on cash flow projections for our recently developed, fully operational multifamily properties utilizing an assumed holding period of four years from the date of acquisition. Future operating cash flows for the operating properties were estimated utilizing historical cash flows from realized rents, with assumptions regarding stabilization for properties not yet stabilized.

The terminal values in the discounted cash flow analyses were estimated by dividing the forward year’s net operating income by the estimated terminal capitalization rates sourced from MAI appraisals. Terminal cap. rates vary by location, asset quality and the supply and demand dynamics for each market. A valuation range was calculated by varying the discount rates and terminal cap rates by 2.5% in either direction to achieve a 5% total range. Where applicable for non-stabilized properties and properties under development, adjustments were made for lease-up discounts and costs-to-complete.

For our eight development projects, the values were estimated by discounting the cash flows assuming a holding period of four years from the date of acquisition. Future free cash flow generated by each development project was estimated utilizing the development budgets and cash flow projections for each development project, which were prepared by the respective projects’ joint venture development partners in conjunction with our Advisor and senior management.

For joint venture properties, the values were estimated by discounting our respective share of the joint ventures’ estimated future cash flows after debt service in order to reflect our economic interests in each asset.

As with the operating properties, we relied on cash flow projections and terminal cap rates from the MAI appraisals. Similarly, terminal cap rates varied by location and market and a 5% range was developed by adjusting the discount rates and terminal cap rates up and down by 2.5%.

Finally, as it relates to the asset held for sale, CBRE arrived at an estimated value for our office complex in Duluth, Georgia, based on a recent third-party letter of intent we received, which is now under contract.

I would now like to turn the call over to Rosemary Mills, CNL Growth Properties’ CFO, to summarize our valuation work and describe other administrative matters.

Valuation Summary

The resulting valuation range for the net asset value of the company on a per share basis was $9.65 to $10.15 per share, including the estimated amount of subordinated incentive fees in a hypothetical liquidation at $0.00 and $0.03 per share at the low and high ends of this range respectively. The weighted average discount rate was 11.50% and the weighted average terminal cap rate was 6.32%.

Using this information, our Board of Directors, based on the recommendation from our Valuation Committee, estimated our net asset value to be approximately $152.4 million. Broken down by major assets and liabilities, this includes approximately $121.2 million in real estate value and $36.1 million in cash and other assets; offset by approximately $4.6 million in accounts payable and other liabilities.

Dividing our total net asset value by approximately 15.4 million shares outstanding as of December 31, 2013, results in an estimated net asset value per share of $9.90. This represents an increase of 1.4% as compared to our June 2013 NAV. The aggregate estimated value of the Company’s operating assets, development projects and assets held for sale exceeds the Company’s aggregate amount of equity invested in these assets as of December 31, 2013.

Repricing of Shares

Based on the estimated net asset value per share of $9.90, we are increasing the offering price of our shares under our stock offering to $11.00, which represents the estimated net asset value grossed-up for commissions and marketing support fees.

We have declared only stock distributions, and as such, our Amended Distribution Reinvestment Plan is currently inoperative.

Going forward, to the extent shares are redeemed, our redemption plan will now redeem shares at the lesser of the prevailing estimated net asset value per share and the price the shareholder paid for the shares, subject to limitations.

Operational Summary & Timing

The re-pricing of our offering occurred as of January 15, 2014, at 3:00PM central standard time, which is the cutoff of business for our transfer agent. All subscriptions that were received in good order prior to this time will be processed at the previous $10.84 price and anything received after this time will be processed at our new price.

While we think this is all positive news, we are going to accept rescissions until January 31, 2014, at 3pm central standard time in the event investors desire to unwind their previously submitted investment.

Looking Ahead

Our current offering will close to new investments on April 11, 2014, or earlier if the maximum offering amount of $200 million has been sold. In the meantime, we are striving diligently to execute on our current investment pipeline of multifamily development transactions and manage our portfolio to drive performance and value.

We intend to file this presentation on our website at www.cnlgrowthproperties.com if you would like to refer back to it. We also invite you to view our Form 8-K filed on January 15, 2014, which has additional details about our estimated net asset value and our valuation process.

Q&A

Now I will turn it back over to [moderator name] to take questions from the audience.

8

Net Asset Valuation Presentation January 2014

General Notices
REIT has filed with the SEC for more complete information about the REIT and this offering. You may get these documents for free by visiting EDGAR on the SEC website at SEC.gov or at
CNLGrowthProperties.com
CNL Growth Properties has filed a registration statement on Form S-11 (including a prospectus) with the
Securities and Exchange Commission (“SEC”) on Oct. 5, 2012, and the registration statement became effective on Aug. 19, 2013 for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement, as supplemented, and other documents the
This is not an offer to sell nor a solicitation of an offer to buy shares of the REIT. Only the REIT’s prospectus makes such an offer. This piece must be read in conjunction with the prospectus, as supplemented, in order to understand fully all of the investment objectives, risks, charges and expenses associated with an investment in the REIT and must not be relied upon to make an investment decision.
The information herein does not supplement or revise any information in the REIT's public filings. To the extent information herein conflicts with the prospectus, as supplemented, the information in the prospectus shall govern.
No offering is made to New York or Maryland residents except by a prospectus filed with the Department of
Law of the State of New York or the Maryland Division of Securities, respectively. Neither the
U.S. Securities and Exchange Commission, the Attorney General of the State of New York, the Maryland
Division of Securities, nor any other state securities division has passed on or endorsed the merits of the
REIT’s offering or the adequacy or accuracy of this piece or the REIT’s prospectus. Any representation to the contrary is unlawful.
This piece is for general information purposes only and does not constitute legal, tax, investment or other professional advice on any subject matter. Information provided is not all-inclusive and should not be relied upon as being all-inclusive.

General Notices
This presentation may include forward-looking statements.  Forward-looking statements are based on current expectations and may be identified by words such as “believes,” “expects,” “may,” “could” and terms of similar substance, and speak only as of the date made. Actual results could differ materially from those expressed or implied in the REIT’s forward-looking statements. Important factors, among others, that could cause the REIT's actual results to differ materially from those in its forward-looking statements include those identified in the Risk Factors described below. Investors should not place undue reliance on forward-looking statements. The REIT is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.
Shares are offered to the public through CNL Securities, Member FINRA/SIPC, the REIT’s managing dealer, and through other Broker-Dealers or with the assistance of registered investment advisors.
Broker-dealers are reminded that communications delivered to any person must be accompanied or preceded by a prospectus in accordance with the Securities Act of 1933, as amended.
An investment in the REIT is subject to significant risks, some of which are summarized below in the “Risk
Factors” section of this piece. See also, “Risk Factors” in the REIT’s prospectus for a more detailed description. Investors should read and understand all of the risks and the entire prospectus, as supplemented, before making a decision to invest.

Risk Factors
Investing in a non-traded REIT is a higher-risk, longer term investment and is not suitable for all investors. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on investment. The shares may lose value or investors could lose their entire investment. The shares are not FDIC-insured, nor bank guaranteed.
The REIT and its advisor were recently organized and have limited operating histories on which investors may evaluate the REIT’s operations and prospects for the future.
Non-traded REITs are illiquid. There is no public trading market for the shares. The REIT has no obligation to list on any public securities market and does not expect to list the shares in the near future.
If investors are able to sell their shares, it would likely be at a substantial discount.
There are significant limitations on the redemption of investors’ shares under the REIT’s Redemption
Plan. Funds available for redemption, if any, are within the REIT’s sole discretion. The REIT can determine not to redeem any shares, or only a portion of the shares for which redemption is requested.
In no event will more than five percent of the outstanding shares be redeemed in any 12-month period.
The REIT may suspend, terminate or reduce the Redemption Plan at any time. For more specific information, please refer to the prospectus. No shares will be redeemed on any date that distributions are paid. Holding period may be waived and redemptions paid at the purchase price in the event of death, qualifying disability, confinement to a long-term care facility or bankruptcy.
This is a blind pool offering. The REIT has not identified all of the investments that it will make in the future, and investors will not have the opportunity to evaluate future investments before they are made.
Investors must rely on the REIT’s advisor and board of directors to evaluate, structure and implement future investments.

Risk Factors
The REIT is obligated to pay substantial fees to its advisor, managing dealer, property manager and their respective affiliates based upon agreements which have not been negotiated at arm’s length, and some of which are payable based upon factors other than the quality of services. These fees could influence their advice and judgment in performing services. In addition, certain officers and directors of the advisor also serve as the REIT’s officers and directors, as well as officers and directors of competing programs, resulting in conflicts of interest. Those persons could take actions more favorable to other entities.
The REIT has made and it may continue to make distributions to its stockholders in the form of shares of its stock. Stock distributions will cause the interests of later investors to be diluted as a result of the distributions made to earlier investors. The REIT may make distributions to investors from sources other than from its cash flows or funds from operations, such as from borrowings and/or the proceeds of its public offering. To the extent the REIT pays cash distributions from such sources, it will reduce the cash available for investment in properties and other real estate-related assets, and lower investors’ overall return on investment. The REIT has not established a limit on the extent to which it may use borrowings, the proceeds of this offering, or shares of common stock to pay distributions. There is no assurance that the REIT’s current distribution rate will not change, or that it can be sustained at any level. The amount or basis of distributions will be determined by and at the discretion of the REIT’s board of directors and is dependent upon a number of factors, including but not limited, to expected and actual net cash flow from operations, funds from operations, the REIT’s financial condition, capital requirements, and avoidance of volatility of distributions. The distribution of solely new common stock to stockholders is not currently included as a component of the recipient’s gross income under the IRS Code and is therefore tax deferred and not taxable when received. Investors should consult with their financial professional, accountant and/or attorney for tax advice specific to their particular needs and objectives.
If the REIT fails to maintain its qualification as a REIT for any taxable year, it will be subject to federal income tax on taxable income at regular corporate rates. In such event, net earnings available for investment or distributions would be reduced.

Risk Factors
The use of leverage to acquire assets may hinder the REIT’s ability to pay distributions and/or decrease the value of stockholders’ investment in the event income from or the value of the property securing the debt declines.
The REIT’s public offering is a “best efforts” offering.  The managing dealer and participating brokers are only required to use their best efforts to sell shares, and are not required to sell any specific number of shares. If the
REIT raises substantially less than the maximum offering amount, the REIT’s portfolio of properties may be less diversified and your investment will be subject to greater risk.
The REIT has invested primarily in multifamily development properties in the Southeast and Sunbelt regions of the United States. An investment in the REIT’s shares may be subject to greater risk to the extent that the REIT has limited diversification in its portfolio of investments.

The offering price of our shares is based on our estimated net asset value per share as of Dec. 31,2013, plus selling commissions and marketing support fees, and may not be indicative of the price at which our shares would trade if they were actively traded.
Our share price is primarily based on the estimated net asset value per share value of our shares, but is also based upon subjective judgments, assumptions and opinions which may or may not turn out to be correct.
Therefore, our share price may not reflect the amount that might be paid to you for your shares in a market transaction.
In determining our estimated net asset value per share, we primarily relied upon a valuation of our portfolio of properties as of Dec. 31, 2013.  Valuations and appraisals of our properties are estimates of fair value and may not necessarily correspond to realizable value upon the sale of such properties, therefore our estimated net asset value per share may not reflect the amount that would be realized upon a sale of each of our properties.
We may not perform a subsequent calculation of our net asset value per share for our shares prior to the end of this offering, therefore, you may not be able to determine the net asset value of your shares on an ongoing basis during this offering.
This valuation represents the estimated net asset value per share at a snapshot in time and will likely change over the Company's lifecycle. The estimated net asset value per share does not necessarily represent the amount an investor could expect to receive if the Company were to list its shares or liquidate its assets, now or in the future.  The estimated net asset value per share is only an estimate and is based on a number of assumptions and estimates which may not be complete.  CBRE Cap, the independent valuation firm, made numerous assumptions with respect to industry, business, economic and regulatory conditions, all of which are subject to changes beyond the control  of CBRE Cap or the Company.  CBRE Cap is not responsible for our estimated net asset value per share as of Dec. 31, 2013, and did not participate in the determination of the offering price of our shares. Throughout the valuation process, the valuation committee, our advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices.
Valuation Disclosures

CNL Growth Properties is a non-traded real estate investment trust
(REIT) strategically designed for growth.
The REIT seeks commercial real estate investment opportunities in growth-oriented markets with a focus on Multifamily Development.
1 There is no assurance these objectives will be met.
CNL Growth Properties
1

9
Highlights
1
Commenced initial public offering in October 2009
Raised approximately $147 million in equity since initial offering
Invested in 12 assets
11 Multifamily development projects
3 operating, 8 in development
1 office complex (currently under contract for sale)
Innovative 8% stock distribution
2
strategy
Closed first offering in April 2013
Valued the portfolio as of June 30, 2013 per IPA Guidelines
Launched second offering in August 2013
Completed independent valuation of portfolio as of Dec. 31, 2013
1 As of Dec. 31, 2013
2 Distributions are not guaranteed

Portfolio Snapshot
Property Market Budget/Cost Acquisition Date Size
Completed
Woodfield Long Point
Charleston, South
Carolina
Approximately $29 million
capitalized cost
May 20, 2011
32-acre property with 258 Class A
garden-style apartments
Whitehall Parc
Charlotte, North
Carolina
Approximately $29 million
capitalized cost
Feb. 24, 2012
13-acre property with 298 Class A
garden-style apartments
Crescent Crosstown Tampa, Florida
Approximately $35 million
capitalized cost
March 27, 2012
25-acre property with 344 Class A
garden-style apartments
In Progress
Crescent Alexander Village
Charlotte, North
Carolina
Approximately $34 million
development budget
Nov. 27, 2012
22-acre property with 320 Class A
garden-style apartments
Aura Castle Hills Dallas, Texas
Approximately $35 million
development budget
Nov. 30, 2012
16-acre property with 316 Class A
garden-style apartments
Aura Grand Houston, Texas
Approximately $32 million
development budget
Dec. 20, 2012
15-acre property with 291 Class A
garden-style apartments
REALM Patterson Place
Durham, North
Carolina
Approximately $40 million
development budget
June 27, 2013
22-acre property with 322 Class A
garden-style apartments
Crescent Cool Springs Nashville, Tennessee
Approximately $40 million
development budget
June 28, 2013
14-acre property with 252 Class A
garden-style apartments
The Remington Fairfield Houston, Texas
Approximately $33 million
development budget
Sept. 24, 2013
13-acre property with 294 Class A
garden-style apartments
City Walk Atlanta, Georgia
Approximately $46 million
development budget
Nov. 15, 2013
11-acre property with 320 Class A
apartments
Premier at Spring Town Center Spring, Texas
Approximately $45.8
million development
budget
Dec. 30, 2013
19.5-acre property with 396 Class A
garden-style apartments
1 Actual costs may vary from projected development budget for properties still under construction. Each property is owned through a joint venture in which the company owns a majority interest.
1

Estimated Net Asset Value (“NAV”)
Consistent with IPA Valuation Guidelines
1
Individual MAI property appraisals (no enterprise/portfolio
premiums)
Use of independent investment banking firm
Engaged CBRE Capital Advisors, Inc. (“CBRE Cap”) an independent investment banking firm as valuation expert
Disclosure of key assumptions & methodology
Utilized discounted cash flow method
Range provided by stressing key assumptions
Discount rates, terminal capitalization (“terminal cap.”) rates
Provided estimate of value as of Dec. 31, 2013
1 There is no assurance that IPA Guidelines are acceptable to FINRA or under ERISA for compliance with reporting requirements.

Methodology
Valuation based on cash flow projections and a four year
discounted cash flow analysis for each property from actual
cash flows based on realized rent, and the Company’s
development budgets and cash flow projections
The Company’s real estate properties were categorized into three classifications
Operating Assets (three properties)
Development Projects (eight properties)
Assets Held For Sale (one property)
Terminal capitalization rate was used to calculate terminal
value (stabilized NOI/terminal capitalization rate) of the assets at stabilization
Terminal capitalization rate sourced from MAI appraisals and vary by location, asset quality and supply/demand metrics

$9.65
$10.15
$8.00
$9.00
$10.00
$11.00
$12.00

CNL Growth Properties

Valuation Summary
CBRE Cap created a valuation range by varying the discount rate utilized and the terminal cap. rate of each real estate asset
The range was set at 50bps on the discount rate and 25bps on the terminal capitalization rate of each asset
Represents an approximate 5% sensitivity on the discount rate and terminal capitalization rate ranges as directed by the IPA guidelines
CBRE Cap utilized a Dec. 31, 2013, share count of 15,393,316
CBRE Cap Valuation (discount and terminal capitalization rates based on CBRE Appraisals)
Weighted avg. discount rate: 11.50%
Weighted avg. terminal capitalization rate:
Multifamily: 6.32%
Office asset: valued at $15.8
million based on letter of intent
1 Current debt of approximately $8 million was deducted to derive equity value of $7.8 million. The company entered into a purchase and sale agreement on Jan. 14, 2014, for the sale of Gwinnett Center at a price of $15.8 million.
1

Estimated NAV Per Share Build-Up
1 The company’s share of equity including promote structure in each venture; also includes asset held-for-sale.
2 The estimated NAV per share is a snapshot in time and is not necessarily indicative of the value the company or stockholders may receive if the company were to list its shares or liquidate its assets, now or in the future.
Table of Value Estimates for Components of Net Asset Value
(as of Dec. 31, 2013)
Value
($ in 000’s) Per Share
$121,240 $7.88
Cash and cash equivalents
34,118
2.22
Other assets
1,953 0.12
Accounts payable and other accrued expenses (3,239) (0.21)
Other liabilities
(1,427) (0.09)
Estimated NAV before incentive fee
152,645 9.92
Less: Incentive Fee to Advisor
(261) (0.02)
Estimated NAV
$152,384 $9.90
Present value of equity in real estate assets 1
2

Repricing of Shares
1
Estimated NAV per share of $9.90
No enterprise or portfolio premium
Offering price per share of $11.00
Estimated NAV grossed up for sales commissions and marketing support fees
Distribution Reinvestment Plan
Company is currently making stock distributions only
Redemption Plan
Redemption price at estimated NAV not to exceed original share purchase price or the offering price in an on-going public
offering.  Redemption plan is subject to suspension, modification or termination at any time.
1 Effective Jan. 15, 2014

Operational Summary & Timing
New subscriptions received after 3:00 p.m. CST,
Jan. 15, 2014
Processed at the new offering price of $11.00
Received and date stamped prior to Jan. 15, 2014, but not
in good order
Processed at the new offering price of $11.00, once all requirements have been met
Rescissions
Accepted up until 3:00 p.m. (CST) Jan. 31, 2014, so long as
subscription agreements are received by DST Systems, Inc.,
our transfer agent after 3:00 p.m. (CST) Jan. 15, 2014

Looking Ahead
1
Execute on existing pipeline of multifamily
development opportunities
Close the offering on April 11, 2014, or earlier
depending on the date the maximum offering
amount of $200 million has been sold
1 There is no assurance these objectives will be met. Forward-looking statements are based on current expectations and may be identified by words such as “believes,” “expects,” “may,” “could” and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the REIT’s ability to control or accurately predict. Investors should not place undue reliance on forward-looking statements.

Offering Summary
Maximum Offering Size $200 million in common stock
Offering Price Per Share
$11.00
Minimum Investment $5,000 for individuals; $4,000 for qualified plans
Asset Focus Multifamily Development
Geographic Diversification
Primarily the Southeast and Sunbelt regions of the United States
Return Objective Growth
1
Annualized Distribution Rate
Stock distribution of 8% or 0.08 of a share
2
Distribution Payment Schedule
Declared monthly and paid quarterly
2
Redemption Plan Limited redemptions may be available at current net asset value per share
3
Distribution Reinvestment Plan
4
Company is currently making stock distributions only
Exit Strategy
The Board of Directors will begin to consider liquidity event options in 2014
1
Suitability Standards
$250,000 net worth (excluding home, furnishings and personal automobiles) or $70,000 net worth and $70,000 annual gross income (AL, CA, IA, KS, KY, MA, ME, MI, MO, ND, NJ, NM,
NV, OH, OR, PA and TN have additional standards. See the “Suitability Standards” section of the prospectus.)
1
There is no assurance these objectives will be met.
2
We cannot guarantee the amount of future distributions, or if distributions will be paid at all. See “Risk Factors” section in the beginning of this presentation for additional information about our distribution policy.
3
The redemption price shall not exceed the lesser of the current public offering price and the purchase price per share paid by the stockholder. There are significant restrictions and limitations on your ability to have all of any portion of your shares redeemed. In no event will more than 5 percent of the outstanding shares be redeemed in any 12-month period.  The redemption plan may be suspended, terminated or reduced at any time.
4
Alabama residents are not eligible to participate in the Distribution Reinvestment Plan.

19 Questions & Answers

For More Information
Investors
To obtain additional information about CNL Growth Properties, please consult your Financial Advisor or visit
CNLGrowthProperties.com.
Financial Professionals
For more information about CNL Growth Properties, please
contact our managing dealer, CNL Securities, Member
FINRA/SIPC at 866-650-0650 or CNLSecurities.com.
This is not an offer. Securities can be offered only by prospectus. Dissemination to prospective or current investors is prohibited. Broker-
dealers are reminded that all communications, including this presentation, sent or delivered to any person must be accompanied or preceded by a prospectus in accordance with the Securities Act of 1933, as amended. Investments in non-traded real estate investment trusts (REITs)
are subject to significant risks. These risks include limited operating histories, reliance on the advisors, conflicts of interests, use of leverage, payment of substantial fees to the advisors and their affiliates, illiquidity and liquidations at less than the original amounts invested. Investing in these products may not be suitable for all investors. Investors should consult a financial professional to determine whether risks associated with an investment in the shares are compatible with their investment objectives.
© 2014 CNL Global Growth Advisor, LLC. All Rights Reserved. CNL® and the Squares Within Squares design trademarks are used under license from CNL Intellectual Properties, Inc.